LETTER AGREEMENT

Amended and Restated Expense Reimbursement Agreement

January 1, 2017

AMG Funds IV

600 Steamboat Road, Suite 300

Greenwich, Connecticut 06830

Attn: Compliance

Re:	Amended and Restated Expense Reimbursement Agreement between AMG Funds IV (the “Trust”) and AMG Funds LLC (the “Adviser”), dated as of October 1, 2016 (the “Expense Reimbursement Agreement”)

Ladies and Gentlemen:

Pursuant to Section 4.5 of the Expense Reimbursement Agreement, the Adviser is hereby requesting to amend and restate Schedule A to the Expense Reimbursement Agreement, effective as of the date hereof, to reflect revised operating expense limits (the “New Operating Expense Limits”) for AMG River Road Long-Short Fund and AMG River Road Select Value Fund, each a series of the Trust, that have been agreed to by the Adviser and the Trust. Attached as Appendix A is an amended and restated Schedule A to the Expense Reimbursement Agreement setting forth, among other things, the New Operating Expense Limits for AMG River Road Long-Short Fund and AMG River Road Select Value Fund.

Please acknowledge your agreement to the amended and restated Schedule A, including the New Operating Expense Limits, as set forth on Appendix A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds LLC

By:	/s/ Keitha L. Kinne
Name: Keitha L. Kinne
Title: Chief Operating Officer

ACKNOWLEDGED AND ACCEPTED

AMG Funds IV

By:	/s/ Donald S. Rumery
Name: Donald S. Rumery
Title: Treasurer, Chief Financial Officer and Principal Financial Officer
Date: January 1, 2017

Appendix A

AMENDED AND RESTATED

SCHEDULE A

Fund	Current Term	Operating Expense Limit
AMG Managers Anchor Capital Enhanced Equity Fund (formerly ASTON/Anchor Capital Enhanced Equity Fund)	February 28, 2018	1.07%

AMG Managers DoubleLine Core Plus Bond Fund (formerly ASTON/DoubleLine Core Plus Fixed Income Fund)	February 28, 2018	0.61%

AMG Managers Fairpointe Focused Equity Fund (formerly ASTON/Fairpointe Focused Equity Fund)	February 28, 2018	0.82%

AMG Managers Guardian Capital Global Dividend Fund (formerly ASTON/Guardian Capital Global Dividend Fund)	February 28, 2018	1.05%

AMG Managers Lake Partners LASSO Alternatives Fund (formerly ASTON/Lake Partners LASSO Alternatives Fund)	February 28, 2018	1.09%

AMG Managers LMCG Small Cap Growth Fund (formerly ASTON/LMCG Small Cap Growth Fund)	February 28, 2018	1.03%

AMG Managers Montag & Caldwell Mid Cap Growth Fund (formerly ASTON/Montag & Caldwell Mid Cap Growth Fund)	February 28, 2018	0.95%

Fund	Current Term	Operating Expense Limit
AMG Managers Pictet International Fund (formerly ASTON/Pictet International Fund)	February 28, 2018	1.08%

AMG Managers Silvercrest Small Cap Fund (formerly ASTON/Silvercrest Small Cap Fund)	February 28, 2018	1.08%

AMG Managers Value Partners Asia Dividend Fund (formerly ASTON/Value Partners Asia Dividend Fund)	February 28, 2018	1.15%

AMG River Road Dividend All Cap Value Fund II (formerly ASTON/River Road Dividend All Cap Value Fund II)	February 28, 2018	0.99%

AMG River Road Focused Absolute Value Fund (formerly ASTON/River Road Focused Absolute Value Fund)	February 28, 2018	0.71%

AMG River Road Long-Short Fund (formerly ASTON/River Road Long-Short Fund)	February 28, 2018	1.12%

AMG River Road Select Value Fund (formerly ASTON/River Road Select Value Fund)	February 28, 2018	1.04%